Exhibit 21
SUBSIDIARIES OF SAUL CENTERS, INC.

101 Van Dorn LLC
1500 Rockville Pike LLC
11503 Rockville Pike LLC
7316 Wisconsin LLC
750 North Glebe LLC
Ashbrook Marketplace LLC
Ashburn Village Center LLC
Avenel Business Park LLC
Avenel Business Park Owner LLC
Avenel VI, Inc.
Beacon Center LLC
Briggs Chaney Plaza, LLC
Broadlands Village LLC
Burtonsville Center LLC
Clarendon Center LLC
Cranberry Square LLC
Cranberry Square Subsidiary LLC
Great Falls Center VA LLC
Hampshire Grocer LLC
Kentlands 311 LLC
Kentlands Lot 1, LLC
Kentlands Square LLC
Kentlands Subsidiary LLC
Kentlands Square Subsidiary LLC
Lansdowne Town Center LLC
Leesburg Pike Center LLC
Metro Pike Center LLC
Northrock Center LLC
Olde Forte Village LLC
Ravenwood Shopping Center LLC
Rockville Pike Holdings LLC
Saul Holdings Limited Partnership
Saul Monocacy, LLC
Saul Subsidiary I Limited Partnership
Saul Subsidiary II Limited Partnership
Seabreeze Plaza LLC
Seven Corners Center LLC
Severna Park MarketPlace LLC
Severna Park MarketPlace Subsidiary LLC
Shops at Fairfax LLC
Smallwood Village Center LLC
Southdale Center LLC
The Glen Center LLC
Thruway Shopping Center LLC
Twinbrook Quarter LLC
Twinbrook Quarter Office LLC
Twinbrook Quarter Lot 24 LLC
Twinbrook Quarter Commercial Association, Inc.
Village Center VA LLC
Washington Square Center LLC
Westview Village Center LLC
White Oak Subsidiary LLC
White Oak Shopping Center LLC